Exhibit 10.12

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

FRANKLIN COVEY COACHING, L. L. C.

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

FRANKLIN COVEY COACHING, L.L.C.

        This Amended and Restated Limited Liability Company Agreement (this “Agreement”) is made as of August 31, 2002 (the “Effective Date”) by and among those parties who, from time to time, execute this Agreement as members and are listed on attached Exhibit A. Such signatories to this Agreement are collectively called the “Members,” and each is sometimes individually called a “Member.”

Recitals

        WHEREAS, AMS and Franklin Covey are parties to that certain Limited Liability Company Agreement of Franklin Covey Coaching, LLC, dated as of September 1, 2000 (the “Original Agreement”);

        WHEREAS, a dispute has arisen concerning the calculation of Modified Fair Market Value (as defined in the Original Agreement) in connection with the anticipated exercise by AMS of its rights under Section 7.5 of the Original Agreement;

        WHEREAS, in resolution of such dispute, AMS and Franklin Covey have mutually agreed that: (i) the Company shall issue to Franklin Covey a profits interest in the Company designated as the Class B Membership Interest pursuant to this Agreement, and that all other outstanding membership interests in the Company shall be reclassified as Class A Membership Interests, (ii) the Company shall not dissolve but instead shall continue in existence for all purposes, (iii) AMS and/or its assigns shall purchase Franklin Covey’s entire Class A Membership Interest, pursuant to a Membership Interest Purchase Agreement of even date herewith between AMS and Franklin Covey (the “Purchase Agreement”), and (iv) the Original Agreement shall be amended and restated in its entirety as set forth herein.

Agreement

        NOW, THEREFORE, in consideration of the foregoing recital, each of which is hereby incorporated herein, and the mutual promises, terms and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

1. DEFINITIONS

 The following words, terms or phrases have the respective meanings set forth thereafter:

         1.1.  "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of any Fiscal Year after giving effect to the following adjustments: (i) credit to such Capital Account the sum of (A) any amount which such Member is obligated to restore to such Capital Account pursuant to any provision of this Agreement, plus (B) an amount equal to such Member's share of Partnership Minimum Gain as determined under Section 1.704-2(g)(1) of the Regulations and such Member's share of Partner Nonrecourse Debt Minimum Gain as determined under Section 1.704-2(i)(5) of the Regulations, plus (C) any amounts which such Member is deemed to be obligated to restore pursuant to Section 1.704-l(b)(2)(ii)(c) of the Regulations; and (ii) debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

        The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        1.2.  "Affiliate" shall mean, with respect to any Person, any Person Controlled by, under common Control with or Controlled or managed by such Person.

        1.3.  "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

        1.4.  "AMS" shall mean AMS Direct, Inc., a Delaware corporation.

        1.5.  "Auditors" shall mean Ernst & Young, LLP or another independent certified public accountant as from time to time may be engaged for the Company by the Management Board.

        1.6.  "Bankrupt" shall mean, with respect to any Member, the occurrence of any one or more of the following: (i) the making by such Member of an assignment for the benefit of creditors; (ii) the filing against such Member of an involuntary petition seeking an adjudication of bankruptcy under Chapter 7 of the Bankruptcy Code, which filing is not dismissed within sixty (60) days of the filing; (iii) the filing of a voluntary petition by such Member under Chapter 7 of the Bankruptcy Code; (iv) the entry of an order of relief against such Member under Chapter 7 of the Bankruptcy Code; (v) the filing of a voluntary or involuntary petition by or against such Member under Chapters 11 or 13 of the Bankruptcy Code which is not dismissed within sixty (60) days of the filing; (vi) the entry of an order, judgment or decree by a court of competent jurisdiction providing for the liquidation of the assets of such Member or appointing a receiver, trustee or other administrator of such Member's assets which continues in effect and unstayed for a period of sixty (60) days; (vii) the confirmation of any plan of reorganization under either Chapter 11 or 13 of the Bankruptcy Code providing for the liquidation of substantially all of such Member's assets or (viii) a written admission by such Member of inability to pay debts.

        1.7.  "Bankruptcy Code" shall mean Title 11 of the United States Code, as now in effect or as hereafter amended.

        1.8.  "Business" shall mean, as of any date, developing, marketing, and/or providing, in person or through any form of communication or media, personalized coaching programs and/or services, involving one-on-one interaction, of the same general type and nature as those provided by the Company as of such date; provided, that Business shall not include any proprietary businesses of AMS or Franklin Covey that are not related specifically to coaching and shall not include seminar training or product sales, public or corporate training programs, works of authorship, intellectual property development or the licensing or sale of any other goods or services provided by any subsidiary or division of AMS or Franklin Covey other than the Franklin Covey personal coaching division as of the date of execution of the Original Agreement.

        1.9.  "Capital Account" shall mean the record of a Member's contributions, distributions, allocable share of income, gain, loss and deduction maintained by the Company in accordance with the capital account rules of Section 1.704-1(b) of the Regulations. The Company shall adjust Capital Accounts to reflect the fair market value of Company property in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations in connection with any events described in Section 1.704-1(b)(2)(iv)(f)(5) of the Regulations.

        1.10.  "Capital Call" shall have the meaning given such term in Section 4.7(b) hereof.

        1.11.  "Cash Flow" shall mean, for any period, any and all cash receipts from any source whatsoever except contributions to capital and proceeds from financings, borrowings or other extensions of credit after deducting (i) all cash expenditures, expenses, debts and obligations of the Company payable in such period, including those due to the Managers and Officers, and all capital expenditures made during such period; and (ii) such reserves, or increase of any existing reserves, necessary or appropriate for outstanding expenses and anticipated cash needs of the Company, including without limitation, reserves for capital investments, business expansion and anticipated operating expenses, which deductions shall be, in each case (at all times prior to the Class B Redemption Date (as defined in Section 7.4)), made in a manner and rate not materially inconsistent with past practices.

        1.12.  "Certificate" shall mean the Certificate of Formation of the Company, duly filed and amended in accordance with the laws of the State of Delaware.

        1.13.  "Class A Member" shall mean a holder of Class A Membership Interests who has been accepted as a Member of the Company pursuant to this Agreement.

        1.14.  "Class A Interests" shall mean those Class A Membership Interests in the Company described more fully in Section 4.1.

        1.15.  "Class B Member" shall mean a holder of Class B Interests who has been accepted as a Member of the Company pursuant to this Agreement.

        1.16.  "Class B Interests" shall mean those of Class B Interests in the Company described more fully in Section 4.1.

        1.17.  "Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended including, but not limited to, any successor or substitute federal tax codes or legislation.

        1.18.  "Communication" shall mean any and all notices, requests, demands, elections and other communications given in connection with this Agreement.

        1.19.  "Company" shall mean Franklin Covey Coaching, L.L.C., a Delaware limited liability company.

        1.20.  "Company Act" shall mean the Limited Liability Company Act of the State of Delaware, as amended from time to time.

        1.21.  "Company's Office" shall have the meaning given to such term in Section 2.4.

        1.22.  "Confidential Information" shall have the meaning given to such term in Section 3.2(b).

        1.23.  "Control" shall mean, with respect to a Person (i) direct or indirect ownership of fifty percent (50%) or more of the total combined voting power of all classes of equity interests in the controlled entity entitled to vote, or (ii) being an officer, director, manager, trustee or general partner of the controlled entity (or an officer, director, manager, general partner or trustee of a manager, trustee or general partner of the controlled entity).

        1.24.  "Deemed Delivery" shall mean, with respect to a written Communication sent to a recipient Member or the Company (the "Recipient"), the earlier of (a) the date it shall be delivered to the address of the Recipient on the records of the Company (the "Recipient's Address"), (b) the date delivery shall have been refused at the Recipient's Address, (c) with respect to a Communication sent by mail, the date as of which the postal service shall have indicated such Communication to be undeliverable at the Recipient's Address, or (d) with respect to a Communication sent by facsimile to the facsimile number of the Recipient on the records of the Company and in respect of which a facsimile receipt confirmation statement is printed, (i) the next business day after receipt, if the Communication is received at or after five (5) p.m. in the time zone of the Recipient, or (ii) the day of receipt if the Communication is received before five (5) p.m. in the time zone of the Recipient.

        1.25.  "Effective Date" shall have the meaning given such term in the preamble hereto.

        1.26.  "Excepted Transfer" shall mean any Transfer by a Member of a Membership Interest to a controlled subsidiary or affiliate of such Member (or a family member of such Member or a trust for the benefit of such Member and/or such Member's family members, in the case of any individual Member); provided that the transferee first agrees to become a party to this Agreement and bound hereby and provided that no such Transfer shall relieve the transferring Member of its obligations hereunder without the prior written consent of the other Members.

        1.27.  "Fiscal Year" shall mean the period from September 1 to August 31 of each year, or such other period as may hereafter be adopted by the Managers.

        1.28.  "Franklin Covey" shall mean Franklin Covey Co., a Utah corporation.

        1.29.  "Franklin Covey Programs" means all coaching programs and other services and materials provided by the Company with respect to (i) proprietary coaching programs now or hereafter developed, produced and/or marketed by Franklin Covey or its Affiliates (other than the Company), and/or (ii) any of the third party programs identified on Exhibit B attached hereto.

        1.30.  "Franklin Covey Program Income" means, for any period, the Operating Margin generated by Franklin Covey Programs during such period, minus the Franklin Covey Program Share of all remaining operating expenses (other than those included in Franklin Covey's Operating Margin) incurred by the Company during such period.

        1.31.  "Franklin Covey Program Share" means, for any period, the percentage equivalent of a fraction, the numerator of which shall be the total revenue from Franklin Covey Programs during such period, and the denominator of which shall be the total revenue of the Company during such period.

        1.32.  "Gross Asset Value" shall mean, with respect to any Company asset, the asset's adjusted basis for federal income tax purposes, except as follows:

        a.        The initial  Gross  Asset Value of an asset  contributed  by a Member to the Company  shall be the gross fair market  value of such asset as of the date of contribution.

        b.        The Gross Asset Values of all Company assets shall be adjusted to equal the assets'  respective  gross fair market values,  as determined  by the  Company  using such  reasonable  and  uniform  methods of  valuation  as it may adopt,  as of the following  times:  (i) the  acquisition  of  additional  Membership  Interests  in the Company by any new or existing
                  Member in exchange for more than a de minimus capital  contribution,  or the distribution by the Company of more than a de  minimus  amount of money or other  property  to a Member  as  consideration  for all or part of its  Membership
                  Interests in the Company; and (ii) the liquidation of the Company within the meaning of Section  1.704-1(b)(2)(ii)(g)
                  of the Regulations.

        c.        The Gross Asset Value of any Company asset  distributed  to a Member shall be the gross fair market value of such asset on the date of contribution.

        d.        The Gross Asset Values of Company  assets shall be increased (or  decreased) to reflect any  adjustments to the adjusted basis of such assets  pursuant to Code Sections  734(b) or 743(b),  but only to the extent such  adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations.

        e.        In the event of dissolution or  liquidation,  the Gross Asset Value of any Company asset  distributed to a Member shall be the gross fair market value of such asset on the date of distribution.

        If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections a., b., c. or d., above, such Gross Asset Value shall thereafter be adjusted by the depreciation, cost recovery or amortization taken into account with respect to such asset for purposes of computing Profits or Losses. Such items shall be computed in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

        1.33.  "Management Board" shall mean the Management Board of the Company described in Section 5.2.

        1.34.  "Manager" shall have the meaning given such term in Section 5.2(b) hereof.

        1.35.  "Member" shall have the meaning given such term in the preamble hereto.

        1.36.  "Membership Interest" shall mean a Member's entire ownership interest in the Company, including the Member's interest in the capital, Net Profits or Losses, gains, losses and credits of the Company (whether expressed in terms of the Member's Percentage Interest, Units or otherwise) and all rights and obligations with respect to the Company under this Agreement and the Company Act, including, but not limited to, the right to receive distributions from the Company.

        1.37.  "Net Profits or Losses" shall mean the Profits or Losses for the Fiscal Year computed under the accrual method of accounting.

        1.38.  "Non-Contributing Member" shall have the meaning given such term in Section 4.7(c) hereof.

        1.39.  "Officer" shall mean those Persons appointed by the Management Board pursuant to Section 5.3 herein.

        1.40.  "Operating Margin" means, during any period with respect to the Franklin Covey Programs, the total revenue generated by such Programs during such period, minus the costs directly attributable to such Programs (including without limitation, business promotion costs of such Program) during such period.

        1.41.  "Organization Transactions" shall mean all transactions in connection with the contribution to and/or acquisition by the Company of (a) Franklin Covey's coaching services business and all related assets and liabilities, pursuant to that certain Contribution Agreement dated as of September 1, 2000 between the Company and Franklin Covey, and (b) AMS' contributed assets pursuant to that certain Contribution Agreement dated as of September 1, 2000 between the Company and AMS.

        1.42.  "Percentage Interest" shall mean a Class A Member's percentage interest in the aggregate share of Cash Flow, Net Profits or Losses, gains, losses and tax credits and distributions of the Company to be made and/or allocated to the Class A Interests as a whole, as well as the Class A Member's percentage vote on matters requiring a vote of the Members, in each case represented by such Class A Member's Membership Interest in the Company. The initial Percentage Interests of the Class A Members shall be as set forth on Exhibit A attached hereto and shall be changed from time to time as provided in this Agreement.

        1.43.  "Person" shall mean an individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, estate, business trust, cooperative or association and their heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so permits.

        1.44.  "Profits" or "Losses" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code being included in taxable income or loss for this purpose), with the following adjustments;
        a.        Any income of the  Company  described  in Section  705(a)(1)(B)  of the Code that is exempt  from  federal  income tax and not otherwise taken into account in computing  Profits or Losses shall be added to such taxable income or subtracted from such taxable loss.

        b.        Any  expenditures  of the  Company  described  in  Section  705(a)(2)(B)  of the  Code  or  treated  as  Section  705(a)(2)(B)
                  expenditures  pursuant to Section  1.704-1(b)(2)(iv)(i)  of the  Regulations  and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or added to such taxable loss.

        c.        In the event the Gross Asset Value of any Company  asset is adjusted  upon the  occurrence  of any of the events  specified in clauses (c) or (d) of the definition of "Gross Asset Value" herein the amount of such adjustment  shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

        d.        Gain or loss  resulting  from any  disposition of an asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such asset.

        1.45.  "Regulations" shall mean the federal income tax regulations promulgated by the Department of the Treasury under the Code, including temporary (but not proposed) regulations, as such regulations shall be in effect from time to time.

        1.46.  "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.47.  "Transfer" shall mean the sale, assignment, conveyance, gift, pledge or other transfer or encumbrance of Membership Interests.

        1.48.  "Unit" shall mean a divisible portion of a Member's Membership Interests carrying with it a proportionate amount of each aspect of the rights, privileges, duties and obligations of the Member relating to such Member's Membership Interests. Initially, each one percent (1%) of Membership Interest of a given class shall be comprised of one (1) Unit of such class.

2. FORMATION, PURPOSES AND DURATION

        2.1. Formation and Name.
        a.        Pursuant to the Original  Agreement,  the Members formed a company  pursuant to the Company Act to be known as "Franklin Covey
                  Coaching,  L.L.C." The Company shall change its name to a name dissimilar to "Franklin Covey Coaching,  L.L.C" within
                  180 days after the Class B Redemption Date.

        b.        The business of the Company shall be conducted  under the name indicated in Section  2.1.a,  or such other name as the Company may from time to time  adopt,  and all assets of the  Company  shall be held under such name  except as  provided  in
                  Section 2.5.

        c.        The ownership  interests,  rights and obligations of the Members as members in the Company shall be as provided in the Company
                  Act, except and to the extent otherwise provided in this Agreement.

        d.        The Company shall bear the expenses  directly incident to its formation,  including,  but not limited to, filing and recording fees, taxes and legal and accounting fees incident to the formation and operation of the Company.
        2.2. Purposes of the Company. The purposes of the Company shall be:
        a.        To  engage  in the  Business,  and any and all  other  business  and  activities  that the  Managers  may in their  discretion determine; and

        b.        To perform any and all lawful acts  incidental to the  foregoing  purpose or reasonably  necessary to the  fulfillment  of the foregoing purpose.
        2.3. Scope of the Members' Authority. Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority in such capacity to bind or act for, or assume any obligation or responsibility on behalf of, the Company or any other Member or the Company. Neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation of any other Member or otherwise relating to the Company property, except as to those responsibilities, liabilities, indebtedness or obligations incurred by separate agreement or instrument or incurred on or after the date hereof pursuant to and as limited by the terms of this Agreement. Except as may otherwise be expressly required by law or this Agreement, the Class B Interests shall have no right to vote.

        2.4. Principal Place of Business. The Company shall have its principal place of business at 2650 South Decker Lake Boulevard, 2nd Floor, Salt Lake City, Utah 84119 (the "Company's Office") or such other place as determined by the Management Board from time to time.

        2.5. Title to Company Properties. Legal title to all Company properties shall be taken and at all times held in the name of the Company, except that any real estate held by the Company may alternatively be held in the name of a trustee for the Company, provided that the Company is specifically designated by name as sole beneficiary or principal under a written trust agreement executed by any such trustee.

        2.6. Term. The term of the Company shall commence on the date of the filing of the Articles with the appropriate authorities of the State, and shall be perpetual until the Company is dissolved in accordance with the provisions of this Agreement or the Company Act.

        2.7. Assumed Name Certificate. The Officers shall execute, file and publish an assumed name certificate, if necessary, and such other certificates and documents as may be required by applicable law with respect to the Company, in Delaware, Utah and all other states in which the Company engages in business.

        2.8. Other Business Activities; Waiver. Subject to Section 3.2., below, any Member or any officer, manager, director, employee, partner, shareholder, member or other Person holding a legal or beneficial interest in any entity which is a Member or any Affiliate of a Member may engage in, broker, or possess an interest in other business ventures of every nature and description other than the Business, independently or with others, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom except those rights, if any, in and to any New Business Opportunity as defined in Section 3.1 below.

3. CERTAIN MATTERS RELATING TO THE BUSINESS

        3.1. Business Opportunities. It is the express intent of the Members that the Company shall be the exclusive vehicle to develop and provide all personal coaching and related programs and services relating to the proprietary programs and materials of each Member. Therefore, no Member shall at any time when such Person is a Member, without the prior unanimous consent of the Managers, (i) directly or indirectly (including through any contract, license or other arrangement with third parties) develop, market, or provide any personal coaching, training or personal interactive learning program or service related thereto of the same or similar nature as the Business ("Scope" and any such proposed service offering or program within such Scope being a "New Business Opportunity") with or for any Person other than the Company; (ii) license or otherwise provide any program content or materials for use in any New Business Opportunity to any Person other than the Company; or (iii) sell or license any customer lists, inquiry lists, or other information relating to customers or potential customers, and/or any marketing rights relating thereto ("Leads") to any Person for the purpose, in whole or in part, of having such Person provide and/or offer to provide any products or services with respect to such New Business Opportunity or otherwise within the Scope to such Leads; other than to or through the Company

        3.2. Noncompetition; Confidential Information.

        a.        At all times while a Person is a Member,  neither  such Person nor any  Affiliate of such Person may  (1) engage,  directly or indirectly,  in the Business, (2) contact,  solicit, or direct any Person to contact or solicit, any of the customers of the  Company  for the  purpose of  providing  any  services  that are the same or similar to those  offered by the
                  Company  (and the  restriction  in this clause (2) will  continue  for  eighteen  (18) months after such Person is no longer a Member),  or (3)  solicit,  or accept if offered to it with or without  solicitation,  the  services  of any individual  who is an Officer or employee of the Company at the time of such  solicitation  or acceptance or has been an employee of the Company within the one year prior to such  solicitation or acceptance (and the restriction in this clause (3) will  continue for eighteen (18) months after such Person is no longer a Member).  The  provisions of this
                  Section 3.2.a. shall not apply to Members in the event of dissolution or liquidation of the Company.

        b.        The Company has furnished to each Member  certain  information  that is either  non-public,  confidential,  or  proprietary in nature.  The Company  may also  impart to the  Members  from time to time  additional  non-public,  confidential,  or proprietary information,  including,  without limitation, one or more business plans and other procedures,  concepts, methods, trade secrets,  documentation,  diagrams,  manuals, handbooks,  training or processing materials,  marketing techniques or development plans,  financial and pricing information,  and the like, whether oral or written. All such material  heretofore or hereafter  furnished to the Members  which at the time of disclosure  was or is marked with a suitable legend, such as "Confidential," together with any analysis,  compilations,  studies, summaries, or documents prepared  for  review  by  the  Members,  their  agents,  or  their  employees,  is  hereinafter  referred  to as the
                  "Confidential  Information."  If  Confidential  Information  is disclosed  orally or visually,  the Company agrees to identify the same as  "Confidential"  at the time of  disclosure.  The  Confidential  Information  also  includes any information  described  above  which  the  Company  obtains  from  third  parties  and which  the  Company  treats as confidential  or  proprietary,  regardless  of  whether  such  information  is owned  or  developed  by the  Company.
                  Confidential  Information  shall not include  information that: (i) is in or comes into the public domain without any breach of any  obligation of  confidentiality  owed to the Company;  (ii) was in a Member's  possession  prior to the
                  Effective  Date  without the breach or existence  of any  obligation  of  confidentiality  to the  Company;  (iii) is independently  developed by or comes into the possession of a Member at any time hereafter  without  reference to any information  from the Company and without any breach of any  obligation of  confidentiality  owed to the Company;  or
                  (iv) is required to be disclosed under or by applicable law, regulation or lawful court order.

        c.        Each Member agrees (at all times while a Member and for two years  thereafter)  to maintain the  Confidential  Information  in secrecy  and  confidence  and not to,  directly or  indirectly,  without the prior  written  consent of the  Company, disclose or cause to be disclosed,  or use or make known,  or suffer or permit any former,  current,  or  prospective employee or agent of such Member or any  Affiliate  of such  Member to disclose or cause to be  disclosed,  or use or make known, any of the Confidential Information, except in connection with the conduct of the Company's business.

        d.        Each Member  agrees that any material  violations  of this Section 3.2.  would cause  irreparable  harm to the Company and its
                  Members.  Therefore,  each  Member  consents  and agrees that if such Member  materially  violates  the terms of this
                  Section  3.2.,  the  Company  shall be  entitled,  in  addition  to any other  rights and  remedies  that it may have
                  (including  monetary  damages),  to apply to any court of  competent  jurisdiction  for specific  performance  and/or injunctive or other relief in order to enforce, or prevent any continuing or threatened  violation of, the provisions of this  Section  3.2 by such  Member.  If the  Company  shall  institute  any action or  proceeding  to enforce  the provisions of this Section 3.2,  each Member  hereby  waives the claim or defense that this is an adequate  remedy at law, and each Member agrees in any such action or  proceeding  not to interpose the claim or defense that such remedy exists at law.
4. MEMBERSHIP INTERESTS, CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

        4.1. Membership Interests.

        a.        The Company shall have two classes of Membership Interests, known as Class A Interests and Class B Interests.

        b.        After giving effect to the transactions  contemplated by the Purchase Agreement and this Agreement,  the respective Classes of
                  Interest (and in the case of Class A Interests,  Percentage Interests) of each Member shall be set forth on Exhibit A attached hereto:
        4.2. Initial Capital Contribution.

        a.        Each Member has previously  contributed the property and/or rights  indicated  opposite such Member's name on Exhibit A to the
                  Original  Agreement in  consideration  for the Class A  Interests.  The holder of the Class B  Interests  has made no contribution to the capital of the Company in consideration for such holder's Class B Interests.

        b.        Subject to Section  4.3.f.,  the Capital  Account of each of the  Members  shall be  credited  with the  current  total of all capital contributions by such Member to the Company less any distributions to such Member.

        c.        No Member shall be entitled to any interest on such Member's capital contributions to the Company.
        4.3. Capital Accounts.

        a.        A Capital  Account shall be established  and maintained for each Member in accordance  with the Code and with the  Regulations and shall be subject to adjustment as provided in Section 4.3.b.

        b.        In accordance with and subject to the Regulations, the Capital Account of each Member shall from time to time be:

                (1)        Increased  by (i) the amount of cash and the Gross Asset Value of property  contributed  by such  Member,  (ii) such  Member's share of the  Profits,  determined  pursuant  to Section 6.7 for Capital  Account  purposes,  whether or not distributed,  and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to such Member;

                (2)        Decreased  by (i) the amount of cash and the Gross Asset Value of property  distributed  to such  Member,  (ii) such  Member's share of Losses,  determined  pursuant to Section 6.7 for Capital Account purposes,  and (iii) the amount of any  liabilities of such Member  assumed by the Company or which are secured by any property  contributed by such Member to the Company; and

                (3)        Increased or decreased,  as the case may be, to reflect the fair market value of Company  property in accordance  with Section
                           1.704-1(b)(2)(iv)(f)   of  the   regulations   in   connection   with  any  events   described   in  Section
                           1.704-1(b)(2)(iv)(f)(5) of the regulations.

        c.        Except as  otherwise  provided in this  Agreement,  whenever it becomes  necessary  to  ascertain  the balance of any Member's
                  Capital Account,  such a determination shall be made after giving effect to all allocations of Profits and Losses and other  applicable  adjustments  for the  current  taxable  year and all  distributions  for such year in  respect  of transactions  effected  prior to the date as of which such  determination  is to be made. No Member shall be entitled to (i) make any  withdrawal  from its Capital  Account or to receive any  distribution  from the  Company,  except as expressly provided in this Agreement,  or (ii) make any additional capital  contribution to the Company other than as provided herein.

        d.        Any dispute between the Members with respect to  determination  of Capital Accounts or otherwise with respect to the manner or method of  accounting  by the Company  shall be resolved by an  independent  third  party  accounting  firm  mutually acceptable to the Members in question.

        e.        In the event that  property  is  distributed  by the  Company  to a Member  (including  distributions  in  liquidation  of the
                  Company),  the Capital Accounts of the Members shall be adjusted immediately before such distribution,  in accordance with the  applicable  allocation  of Profits  and  Losses,  to  reflect  the  Profits or Losses and other  applicable adjustments  that would have been  realized by the Company if the  distributed  property had been sold on the date of its distribution for its fair market value.

        f.        The Capital Account of any Person who acquires Membership Interests from a Member (including,  without limitation,  Membership
                  Interests  transferred  pursuant to the Purchase Agreement) shall include the Capital Account of the Member from whom the Membership Interest was acquired.
        4.4. Limitation on Members' Liabilities. A Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company, and the liability of each Member shall be limited solely to the amount of such Member's contribution to the capital of the Company, except as otherwise required by the laws of the State of Delaware.

        4.5. Distributions of Net Cash Flow.

        a.        For purposes  hereof,  the  "Distributable  Cash Flow" with respect to each Fiscal Year or portion of a Fiscal Year shall mean the Cash Flow for such Fiscal Year or portion of a Fiscal  Year,  after  first  deducting, in  all periods up through
                  September 30, 2003, any Franklin  Covey Program Income  generated  during such period.  The Company shall  distribute
                  Distributable  Cash Flow for each  Fiscal  Year or portion of a Fiscal Year (with such  frequency  as required  under
                  Section  4.6),  60% to the  Class A  Members,  pro rata  according  to the  Class A  Members'  respective  Percentage
                  Interests,  and 40% to the Class B Member; provided that the Class B Interests shall no longer be entitled to receive any further  distributions  pursuant to this Section 4.5.a after the Company has distributed a total of $2,000,000 to the Class B  Interests  pursuant this Section 4.5.a (the "Class B  Maximum"),  and the Company shall  distribute  all further  Distributable  Cash Flow  thereafter  to the Class A  Members,  pro rata  according to the Class A  Members'
                  respective  Percentage  Interests.  The Company may, but shall not be obligated to, make special distributions to the
                  Class B  Interests in an amount up to the positive  difference  between (A) the Class B Maximum and (B) the aggregate total of all prior  distributions  previously made to the Class B  Interests  pursuant to this Section 4.5.a from and after September 1, 2002.

        b.        After September 30, 2002, and on or prior to October 15, 2003, the Company shall  determine,  report to the Class B Member and distribute to the Class B Member the positive  amount,  if any, equal to the lesser of (i) the Franklin Covey Program
                  Income  generated  during the thirteen month period ending  September 30, 2003, or (ii)  $1,225,000  (the "Special FC
                  Distribution").  Upon calculation and receipt of the Special FC Distribution,  if any, the Class B Interests shall no longer be  entitled to receive any  distributions  pursuant to this  Section  4.5.b and all  Franklin  Covey  Program
                  Income, if any, shall thereafter be part of Distributable Cash Flow to be distributed pursuant to Section 4.5.a.
        4.6. Time of Determination and Distribution of Distributable Cash Distributable Cash Flow shall, except as otherwise provided in this Agreement, be determined by the Management Board, and shall be distributed from time to time by the Officers pursuant to the directions of the Management Board. Until the Class B Maximum has been distributed, the Company shall determine, report and distribute Distributable Cash Flow at least as often as quarterly, promptly following the end of each fiscal quarter of the Company.

5. MANAGEMENT OF THE COMPANY

        5.1. Members; No Control of Business or Right to Act for Company. Other than as otherwise provided in this Agreement, a Member shall take no part (in such capacity) in the management, conduct or control of the business of the Company and shall have no right or authority (in such capacity) to act for or to bind the Company.

        5.2. The Management Board.

        a.        The overall  management and control of the business and affairs of the Company shall be vested in the Management Board,  which shall have all the powers and authority of managers  under the Company Act, or necessary or advisable in  connection, or consistent,  therewith.  All actions approved by the Management Board (including  through its appointed  Officers)
                  shall be binding on the  Company and each of the  Members.  In this  regard,  all  actions  taken by any  Managers or
                  Officers in  connection  with the  Organization  Transactions  shall be deemed to be and treated for all  purposes as actions approved by the Management Board.

        b.        The Management  Board shall be composed of up to five (5) individuals (the  "Managers"),  who shall be elected annually by the
                  Class A Members who hold a majority of the outstanding Percentage Interests.

        c.        At all times while the Class B Interests are outstanding,  the Company shall invite a representative  designated by the holder of the Class B  Interests to attend all  meetings,  including  without  limitation,  informational  meetings,  of the
                  Management Board in a nonvoting observer capacity and, in this respect,  shall give such representative copies of all notices,  minutes,  consents,  and other material that it provides to its directors,  except that such representative shall not be entitled to so attend and observe and shall not be entitled to such  information if the Management Board in good faith  determines  that such  attendance,  observation  or disclosure  would be likely to result in a loss of attorney-client  privilege  with  respect to  discussions  at such  meetings or with respect to such  materials;  and provided further that the  representative  shall agree to sign a protective  agreement or such other documents as the
                  Management  Board  reasonably  deems  necessary  to protect and  maintain  the  confidentiality  of its  confidential information.  Such  representative  may  participate in discussions of matters brought to the Management  Board.  The initial  representative  shall be Val John Christensen and the Company shall have the right to reasonably approve any change in this representative.
        5.3. Officers. The Management Board shall elect officers for the Company from time to time. The authority and specific responsibilities of each of the Company's officers are set forth in the Bylaws and shall be limited to the express authority contained therein or in resolutions adopted from time to time by the Management Board.

6. ACCOUNTING AND TAXES

        6.1. Books and Records.
        a.        At all times during the term hereof,  the  Management  Board shall use its best efforts to cause accurate books and records of account to be  maintained  in which are to be entered all matters  relating to the  business  and  operations  of the
                  Company,  including all income,  expenditures,  assets and liabilities thereof. The Company's financial records shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

        b.        Such books and  records of account  should be  maintained  on the accrual  basis and shall be adequate to provide  each Member with all such  financial  information  as may be needed by such  Member for  purposes  of  satisfying  the  financial reporting obligations of such Member.

        c.        Each Member is entitled to any  information  reasonably  necessary for the  preparation of such Member's  federal or state tax returns.
        6.2. Rights of Inspection. Each Member and/or its authorized representatives shall have the right to inspect, examine and copy (at such Member's expense) the books, records, files, securities and other documents of the Company, for a proper purpose consistent with such Member's rights under this Agreement and during the regular business hours of the Company upon giving reasonable prior written notice.

        6.3. Bank Accounts. All funds of the Company, including, without limitation, all funds representing capital contributions to the Company, and the proceeds of all borrowings of the Company, shall be deposited in such "Operating Accounts" of a type, in a form and in a bank or banks selected by the Management Board. All Company expenses and distributions are to be paid from such Operating Accounts.

        6.4. Financial Statements. The Company shall retain independent certified accountants independent from the audit firm of either Member. Within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, the Company shall send to the Members unaudited statements of operations and cash flows for such fiscal quarter and for the period from the beginning of such Fiscal Year to the end of such fiscal quarter and an unaudited balance sheet as of the close of such fiscal quarter. As soon as practicable after the end of each Fiscal Year ending on or after the Effective Date, but not later than ninety (90) days after the beginning of the following Fiscal Year, the Company shall provide to each Member audited statements of operations, Member's equity and cash flows, for such ended Fiscal Year, and an audited balance sheet (including a breakdown of each Member's Capital Account and a statement of allocations to each Member of its respective portion of the Company's taxable income for such Fiscal Year) as of the close of such ended Fiscal Year, including appropriate notes to such financial statements, audited by the Auditors, all of which shall be prepared in accordance with generally accepted accounting principles and/or requirements for tax accounting pursuant to the Regulations.

        6.5. Other Accounting Decisions. All accounting decisions for the Company (other than those specifically provided for in any other Section of this Agreement) shall be made by the Management Board.

        6.6. Preparation of Tax Returns. Upon being provided by the Members with all information required for their preparation, the Management Board or its agents shall, on behalf of the Company, use their best efforts to cause all federal, state and local income tax returns of the Company to be prepared. The Management Board will use its best efforts to cause copies of all tax returns of the Company to be made available for review by the Members at least thirty days prior to the statutory date for filing, including extensions thereof, if any.

        6.7. Allocation of Profits, Gains and Losses. Except as otherwise provided in this Agreement, net profits, net gains, net losses, deductions and Federal tax credits, if any, for any Fiscal Year shall be allocated among the Members in accordance with Regulations underss.704(b) pursuant to the terms of this Section 6.7.
        a.        Profits.  All items of Profits,  income and gain of the Company  with  respect to any Fiscal  Year shall be  allocated  to the
                  Members in the same proportions and to the same extent as  distributions  of  Distributable  Cash Flow and Special FC
                  Distribution  were actually made to the Members pursuant to this Agreement with respect to such period.  In the event that,  pursuant to the terms of this  Section  6.7,  the items of Profits,  income or gain with respect to any Fiscal
                  Year exceed all of the  distributions  of  Distributable  Cash Flow and Special FC Distribution  actually made to the
                  Members  with  respect to such Fiscal  Year,  such excess with  respect to such Fiscal Year shall be allocated to the
                  Class A Members pro rata according to their Percentage Interests.

        b.        Losses.  Losses and credits  shall be  allocated to the Members  proportionately  with  respect to their  respective  positive
                  Capital Account  balances,  or to the extent such Losses or credits  allocable herein exceed the foregoing amounts so that any Losses or credits have not otherwise been  allocated,  such excess shall be allocated to the Class A Members pro rata according to their Percentage Interests.

        c.        Allocations with Respect to Mid-year  Transferred  Membership  Interests.  In the event of a Transfer of a Member's Membership
                  Interest or any portion thereof,  the Member's items of Profits and Losses shall be allocated  between the Transferor
                  (as defined in Section 7.3 below) and the  Transferee (as defined in Section 7.3 below) in the ratio of the number of days in the fiscal year of the Company before and after the effective date of the Transfer.
        6.8. Tax Decisions Not Specified. Tax decisions and elections for the Company not provided for herein shall be made in the discretion of the Management Board.

        6.9. Notice of Tax Audit. The Company will use its best efforts to give prompt notice to the Members upon receipt of advice that the Internal Revenue Service intends to examine Company income tax returns for any Fiscal Year.

        6.10. Tax Matters Partner. AMS will be the tax matters partner (the "Tax Matters Partner") for purposes of Sections 6221-6231 of the Code and the Regulations. The Tax Matters Partner agrees to use its best efforts to comply in good faith with all provisions of the Code concerning a tax matters partner and to take all actions necessary to make each Member a notice partner under the Code. The Tax Matters Partner will use its best efforts to give each Member copies of all notices or other material communications delivered to or by him with respect to federal, state or local tax matters, negotiations, decisions, settlements or other events. The Tax Matters Partner may not initiate or take material action with respect to any litigation without the prior consent of the Members in accordance with Section 5.5.

7. SALE, TRANSFER AND REDEMPTION

        7.1. General. Except for any Transfer which is an Excepted Transfer, no Member shall (i) Transfer all or any part of its Membership Interests, or (ii) contract to Transfer all or any part of its Membership Interests, whether voluntarily or by operation of law, without in each instance obtaining the prior written consent of the Managers, which consent may be withheld in the Managers' sole discretion. Any attempt to Transfer Membership Interests without the required consent shall be void. The giving of consent in connection with one or more Transfers shall not limit or waive the need for such consent in connection with any other Transfers.

        7.2. Securities Law Limitations. Notwithstanding anything in this Agreement, no Membership Interests may be Transferred except as permitted under the Securities Act and applicable state securities laws or exemption therefrom. Further, no Transfer of any Membership Interests or portions thereof shall be permitted without the Member first having presented to the Company or its counsel both (a) a written opinion of securities counsel, retained and compensated by the Member but reasonably satisfactory to counsel for the Company, describing the proposed Transfer and stating such counsel's opinion that the Transfer will not violate any of the registration provisions of the Securities Act, any applicable state securities law or the respective rules thereunder, and (b) such additional documents or written assurances as the Company may reasonably request to support the Member's request for Transfer.

        7.3. Agreement with Transferees. In the event that, pursuant to the provisions of this Section 7, without regard as to whether any prior written consent of the majority of the non-transferring Members as set forth in Section 7.1. is required, any Member (as "Transferor") shall Transfer any Membership Interests to any Person (a "Transferee"), no such Transfer shall be made or shall be effective to make such Transferee a Member or entitle such Transferee to any benefits or rights hereunder until the proposed Transferee agrees in writing to (i) assume and be bound by all of the terms and provisions of this Agreement and all of the obligations of the transferring Member, and (ii) be subject to all the restrictions to which the transferring Member is subject under the terms of this Agreement and any further agreements with respect to the Company property or as contemplated by this Agreement to which the Transferor is then subject or is then required to be a party.

        7.4. Automatic Redemption of Class B Interests. Immediately upon the later of (i) the date upon which aggregate distributions to the Class B Member under Section 4.5.a total the Class B Maximum or (ii) the calculation of the Special FC Distribution pursuant to Section 4.5.b and the payment of the Special FC Distribution, if any (such time being referred to herein as the "Class B Redemption Date"), the Class B Interests shall automatically be redeemed for no further consideration, without any further action by any party. From and after the Class B Redemption Date, the Class B Interests shall no longer be outstanding, the holder thereof shall no longer be a Member or hold any Membership Interest in the Company.

8. DISSOLUTION

        8.1. Causes of Dissolution.

        The Company shall be dissolved only in the event:
        a.        Of the death,  removal,  liquidation,  dissolution,  withdrawal or bankruptcy of the final Member (each a "Member's Withdrawal
                  Event");

        b.        That the Class A Members holding more than fifty percent (50%) of the Percentage Interests vote to terminate the Company;

        c.        That there is a general  assignment of the assets of the Company for the benefit of its creditors,  or the adjudication of the
                  Company as Bankrupt; or

        d.        That the Company is dissolved by operation of law.

Notwithstanding anything in this Agreement to the contrary, at no time prior to the Class B Redemption Date shall the holders of Class A Interests cause or permit the Company to be dissolved without the prior consent of the holder of the Class B Interest, unless the holder of Class B Interests shall receive an amount in connection with such dissolution which, when added to all prior distributions pursuant to this Agreement, totals at least $3,225,000.

        8.2. Procedure in Dissolution and Liquidation.

        a.        Upon  dissolution  of the Company  pursuant to Section 8.1, the  Management  Board shall  immediately  commence to wind up the affairs of and shall proceed with reasonable promptness to liquidate the business of the Company.

        b.        During the period of the winding up of the affairs of the Company,  the rights and  obligations  of the  Management  Board set forth herein with respect to the management of the Company shall continue.

        c.        The assets of the Company shall be applied or distributed in liquidation in the following order of priority:

                (1)        In payment of debts and obligations of the Company owed to third parties who are not Members;

                (2)        In payment of debts and obligations of the Company to any Member made in accordance with the terms of this Agreement;

                (3)        To the Members pro rata, in accordance with and to the extent of their respective positive Capital Account balances; and

                (4)        Any  excess,  40% to the  Class B  Member,  and 60% to the  Class A  Members  in  proportion  to their  respective  Percentage
                           Interests;  provided that no amount shall be distributed to the Class B Interests if such dissolution occurs after the Class B Redemption  Date, and provided  further that no amount shall be distributed to the Class B
                           Interests that would cause the amount distributed hereunder,  together with the aggregate total of all prior distributions  to the  Class B  Interest  pursuant  to all other  provisions  of this  Agreement,  to exceed
                           $3,225,000.
9. AMENDMENT         9.1. Amendment. This Agreement may not be amended, altered or modified except by a writing signed by the Class A Members holding more than fifty percent (50%) of the total number of Percentage Interests; provided, that no amendment to this Agreement that would have a material adverse affect on the rights of the Class B Member shall be effective without the prior consent of the Class B Member.

10. DISPUTES

        10.1. Escalation. Any dispute or controversy between the Members arising out of this Agreement or any document, instrument or agreement executed and delivered pursuant hereto (a "Dispute"), shall first be submitted to non-binding mediation in the State of Delaware, or such other location as the parties may agree, under the mediation rules of the American Arbitration Association. Each party shall bear its own costs in connection with such mediation and shall bear one-half of the cost of the American Arbitration Association and the mediator.

        10.2. Arbitration.
        a.        In the event that a Dispute is not resolved by  non-binding  mediation  pursuant to Section 10.1 above,  such dispute shall be submitted to binding arbitration in the State of Delaware, or such other location as the parties may agree.

        b.        Either  party  requesting  arbitration  shall  serve a written  demand for  arbitration  on the other party by  registered  or certified  mail.  The demand shall set forth a statement of the nature of the  dispute,  the amount  involved and the remedies  sought.  Each party shall have the right to be represented by counsel and shall have the right only to such expedited  discovery as the arbitrator may authorize upon a showing of good cause.  Except as  specifically  provided herein,  the  arbitration  shall be  conducted  by and in  accordance  with  the  commercial  rules  of the  American
                  Arbitration  Association,  and the  arbitrator's  ruling  shall  be in  accordance  with  law and the  terms  of this
                  Agreement.  The arbitrator shall not have the power to amend this Agreement in any respect.

        c.        No later than twenty (20)  calendar  days after a demand for  arbitration  is served,  the Members  shall  jointly  select and appoint  a  disinterested  person  to act as the  arbitrator.  In the  event  that the  Members  do not  agree on the selection of an arbitrator,  each Member shall select an arbitrator  within ten (10) days after the date on which the
                  Members do not agree on the selection of a sole  arbitrator and the two  arbitrators so selected shall select a third arbitrator  within  ten (10) days after the  Members  select  their  arbitrators;  the  provisions  set forth  herein regarding  the single  arbitrator  shall  apply to the three  arbitrators  so  selected.  Any  arbitrator  designated hereunder  shall not now or in the three years  preceding  such  arbitration  be an  employee,  consultant,  officer, director  or  shareholder  of any  party  hereto or any  Affiliate  of any  Member or have now or in the three  years preceding such arbitration any business relationship with any Member or any Affiliate of any Member.

        d.        No later than ten (10) calendar days after the arbitrator is appointed,  the arbitrator  shall schedule the  arbitration for a hearing to commence on a mutually  convenient  date.  The hearing  shall  commence no later than thirty (30) calendar days after the arbitrator is appointed and shall continue from day to day until completed.

        e.        Each Member shall direct the  arbitrator  to use his or her best efforts to rule on each  disputed  issue within 30 days after the  completion  of the hearings  described in paragraph (d) above.  The  determination  of the  arbitrator as to the resolution of any dispute shall be binding and  conclusive  upon all Members;  provided,  that the arbitrator may not award any punitive  damages.  All rulings of the  arbitrator  shall be in writing,  shall set forth the basis for the decision and shall be delivered to the Members.

        f.        The prevailing  Member in any arbitration  shall be entitled to an award of reasonable  attorneys' fees incurred in connection with the arbitration and the disputed issues with respect  thereto.  The  non-prevailing  Member shall pay such fees, together  with the fees of the  arbitrator  and the costs and expenses of the  arbitration.  For purposes  hereof,  a
                  Member seeking payment of any amount in arbitration  shall be deemed to be the prevailing  Member if it is determined that such party is entitled to receive at least 75% of the payment  initially  claimed by it to be due to such Member in such arbitration,  and the Member from which such payment is sought shall be deemed to be the "prevailing  Member"
                  if the other Member is not so deemed to be the prevailing Member.

        g.        Judgment on any arbitration award may be entered by any court having jurisdiction over the parties and subject matter.
11. GENERAL PROVISIONS

        11.1. Entire Agreement. This Agreement constitutes the entire agreement among the Members, and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. None of the Members shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings with respect to the subject matter hereof not specifically set forth in this Agreement or the exhibits hereto.

        11.2. Notices.
        a.        Communications  given in connection with this Agreement shall be deemed  adequately given only if in writing to the Person for whom such  Communications  are intended and sent by (1) personal  delivery,  (2) first class  registered or certified mail, postage prepaid, return receipt requested,  (3) facsimile, (4) nationally recognized overnight delivery service or (5) other means at least as fast and reliable as first class mail.  The addresses and facsimile  numbers  required by this Agreement, unless changed pursuant to Section 12.2.c, are:

                (1)        To the Company or the Management Board:

                           c/o Franklin Covey Coaching, L.L.C.
                           2200 West Parkway Blvd. Second Floor
                           Salt Lake City, Utah 84119

                (2)        To Members:

                           As set forth on Exhibit A hereto.

        b.        All Communications shall be effective upon such Communication's Deemed Delivery only.

        c.        By giving to the Company at least ten (10) days' written  notice  thereof,  Persons shall have the right from time to time and at any time during the term of this Agreement to change their respective  addressee,  address and/or facsimile number for notices,  and each shall have the right to specify as its address and/or  facsimile  number for notices any other address and/or facsimile number.
        11.3. Validity. In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

        11.4. Attorneys' Fees. Should any arbitration or litigation be commenced by the Company against any Member or between the Members hereto or their representatives, or should any Member institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other Member hereto or any or all of such Member's property or assets concerning any provision of this Agreement or the rights and duties of any Person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

        11.5. Survival of Rights. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members signatory hereto, and their respective permitted successors and assigns.

        11.6. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Members hereto to express their collective mutual intent. This Agreement shall be construed as if drafted jointly by the Members hereto, and no rule of strict construction will be applied against any Person.

        11.7. Governing Law; Jurisdiction. The Agreement shall be governed by and construed exclusively in accordance with laws of the State of Delaware without regard to the conflicts of law principles thereof.

        11.8. No Partition. No Member shall have the right to, and each Member hereby covenants that it will not, bring any action to dissolve, terminate or liquidate the Company, except as provided in this Agreement, and no Member at any time shall have the right to petition or to take any action to subject the Company assets or any part thereof to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding, unless the same is approved by a vote of Members.

        11.9. Waiver. No consent or waiver, express or implied, by a Member to or of any breach or default by another Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. A failure on the part of a Member to complain of any act or failure to act on the part of another Member or a failure to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder unless such default is cured prior to the date upon which the non-defaulting Member declares such default. The giving of consent by a Member in any one instance shall not constitute a waiver by such Member in any other instance and shall not limit or waive the necessity to obtain such Member's consent in any future instance.

        11.10. Waiver of Notice. Whenever any notice whatever is required to be given to any Person under the provisions of this Agreement or under the provisions of the Articles or under the Company Act, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the Person at the meeting objects to the holding of the meeting because proper notice was not given.

        11.11. Remedies Not Exclusive. The rights and remedies of the Members and the Company hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Members confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member aggrieved as against another for a breach or threatened breach of any provision hereof, it being the intention of this Section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as at law or otherwise.

        11.12. Construction. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Sections and Subsections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. References to Sections or Subsections shall refer to Sections or Subsections of this Agreement, unless otherwise indicated. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. For the purposes of this Agreement, "and/or" means one or the other or both, or anyone or more or all, of the things or Persons in connection with which the conjunction is used.

        11.13. Incorporation by Reference. Any exhibits referred to herein are those attached to this Agreement and shall be deemed to be incorporated as a part of this Agreement.

        11.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

        11.15. Further Assurances. Each party hereto agrees to do all acts and things, and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

        11.16. No Broker's Fees. No broker's fees or other such fees or commissions shall be payable by the Company with respect to this Agreement or any of the transactions pursuant to which the Members make their initial capital contributions to the Company, and each Member agrees to and shall indemnify and hold harmless the Company against and from any such obligations to which the Member has committed itself or the Company.

        11.17. No Third Party Rights. This Agreement shall not (directly, indirectly, contingently or otherwise) confer or be construed as conferring any rights or benefits on any Person that is not a named Member, the holder directly or indirectly of Membership Interests or a permitted Transferee of a Member hereunder.

*****

        IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement is executed as of the date first stated above.

AMS DIRECT, INC.,                                             FRANKLIN COVEY CO.,
a Delaware Corporation                                        a Utah Corporation

By:_______________________________                        By:_____________________________________
         Mark S. Holecek                                             Val John Christensen,
           Chairman                                                Executive Vice President

COACHING INVESTMENTS, LLC,
a Delaware limited partnership

By:_______________________________
         Mark S. Holecek
             Manager

         The  following  Persons  hereby  join in and agree to be bound (to the same  extent as the  Affiliate  of such Person who is a
Member) by Sections 3.1 and 3.2 of this Agreement:

FRANKLIN COVEY CLIENT SALES, INC.,
a Utah corporation

By:_______________________________________
         Val John Christensen
Title:     Vice President

AMERICAN MARKETING SYSTEMS, INC.,
an Illinois corporation

By:_______________________________________
         Mark S. Holecek
Title:      Chairman

EXHIBIT A

MEMBERS

THIS SCHEDULE MAY BE AMENDED FROM TIME TO TIME WITH THE REQUIRED CONSENT OF THE MEMBERS, IF ANY, TO REFLECT THE ADDITION OF NEW MEMBERS, THE ISSUANCE OF NEW MEMBERSHIP INTERESTS, THE SALE OR EXCHANGE OF MEMBERSHIP INTERESTS, OR OTHER SHIFTS OF MEMBERSHIP INTERESTS PROVIDED ALL SUCH CHANGES ARE PURSUANT TO THE AGREEMENT OR A CHANGE OF ADDRESS OR FACSIMILE NUMBER OF A PERSON FOR WHICH NOTICE WAS GIVEN TO THE COMPANY PURSUANT TO THIS AGREEMENT.

CLASS A MEMBERS

Name and Address	Facsimile Number	Class	Percentage Interest

AMS Direct, Inc. 7020 High Grove Boulevard Burr Ridge, Illinois 60521	(630) 382-3282	A	[51%]

Coaching Investments, LLC	A	49%

Total	100%

---------------------------------------- -------------------------------------- --------------------------------------
CLASS B MEMBER                           Fax Number                             Percentage of Class
---------------------------------------- -------------------------------------- --------------------------------------
Franklin Covey Co.                       (801) 817-8723                         100%
2200 West Parkway Boulevard
Salt Lake City, Utah  84119
(801) 975-1776
---------------------------------------- -------------------------------------- --------------------------------------

EXHIBIT B

Franklin Covey Programs

Current Programs

o        Zig Ziglar Corporation
o        Zig Ziglar Network
o        Denis Waitley Inc. / International Learning Technologies Inc.
o        Home Mortgage Network
o        Tom Hopkins International
o        Brian Tracy
o        Inc. Magazine, Inc. Consulting
o        National Association of Realtors
o        Personal Selling Power

Pending Contracts

o        Money / Time Inc. Brand Licensing
o        Norman Vincent Peale Foundation / Guideposts
o        Great Life Network
o        teachmetotrade.com

Franklin Covey and the Company hereby agree that, at any time after December 31, 2002, Franklin Covey may, upon prior written notice to the Company, direct the Company to exclude the financial results of any of the above programs from the calculation of Franklin Covey Program Income, if and only if the financial performance of such program is negatively impacting Franklin Covey Program Income, such exclusion to begin thirty (30) days after the Company’s receipt of such notice and to be subject to completion of pre-existing coaching client commitments.